Exhibit 5.1

January 14, 2013

Chuy’s Holdings, Inc.

1623 Toomey Rd.

Austin, Texas 78704

Re:	Registration Statement on Form S-1
Relating to the Public Offering of
5,175,000 shares of Common Stock of Chuy’s Holdings, Inc.

Ladies and Gentlemen:

We are acting as counsel for Chuy’s Holdings, Inc., a Delaware corporation (the “Company”), in connection with the sale by certain stockholders of the Company (the “Selling Stockholders”) of 5,175,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the Selling Stockholders and Jefferies & Company, Inc. and Robert W. Baird & Co. Incorporated, acting as the representatives of the several underwriters to be named in Schedule B thereto.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”) and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day